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EXHIBIT 23-B



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 19 on Form S-2 to Registration Statement on Form S-4 of our report dated March 3, 2005 relating to the financial statements and financial statement schedule, which appears in True Value Company's Annual Report on Form 10-K for the year ended December 31, 2004.





PricewaterhouseCoopers LLP
Chicago, Illinois
March 30, 2005